UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2017

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200E

Florham Park, New Jersey

07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 758-1200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 23, 2017, Registrant’s Compensation Committee of the Board of Directors (the “Committee”) gave final approval to all components of the 2017 Executive Officer Compensation Program (“Program”). The Program is comprised of three components: (1) 2017 Annual Performance Incentive Plan (“2017 APIP”); (2) 2017 Executive Long-term Incentive Plan (“207 ELTIP”); and (3) Strategic Initiative Grant (“SIG”).

2017 APIP

Under the 2017 APIP, executive officers of the Company are eligible to receive performance related cash payments. Payments are, in general, only made if performance objectives established by the Committee are met.

The Committee approved incentive opportunities for 2017, expressed as a percentage of base salary for each participating officer. The Committee also established overall threshold, target and maximum performance metrics for the 2017 APIP. The performance measures and weightings are: Adjusted EBITDA (Net income (loss) before income taxes adjusted for depreciation and amortization, restructuring and related costs, separation costs, interest expense, other expenses net, the health enterprise charge and other unusual items) (weighted at 60%); Constant Currency Revenue decline (adjusted to exclude the impact of changes in the translation of foreign currencies into U.S. dollars) (weighted at 30%); and Revenue Productivity Per Employee (weighted at 10%).

Individual awards will be subject to the review and approval of the Committee following the completion of the 2017 fiscal year, with payment expected to be made within the first four months of 2018.

2017 ELTIP

Under the 2017 ELTIP, executive officers of the Company are eligible to receive (i) performance shares based on satisfying certain performance measures established by the Committee for 50% of the award and (ii) restricted shares based solely on continued service for the remaining 50% of the award.

The Committee approved incentive opportunities for 2017 for each participating employee, including each executive officer. The Committee also established overall threshold, target and maximum performance metrics for the performance shares awards under the ELTIP. The applicable performance elements and corresponding weightings for the 2017 ELTIP are: (i) Adjusted Profit Before Tax (weighted at 25% of the total award or 50% of the performance portion of the award): income or loss before income taxes adjusted for intangible amortization, restructuring and related costs, separation costs and other expenses net, and other unusual items; and (ii) Free Cash Flow (weighted at 25% of the total award or 50% of the performance portion of the award): cash flow from operating activities as reported on the Combined Statement of Cash Flows, less cost of additions to land, buildings and equipment and cost of additions to internal use software plus the proceeds from sales of land, building and equipment.

SIG

Under the SIG, executive officers of the Company are eligible to receive: (i) performance shares based on satisfying certain performance measures established by the Committee for 50% of the award and (ii) restricted shares based solely on continued service for the remaining 50% of the award.

The Committee approved special incentive opportunities for 2017 for each participating officer relating to the performance of the Company. The Committee also established overall threshold, target and maximum performance metrics for the SIG. The applicable performance elements and corresponding weightings for the SIG are: (i) Service Line Penetration (weighted at 12.5% of the total award or 25% of the performance portion of the award): measures the ability to cross-sell additional service lines to top 40 commercial clients; (ii) New Business Signings Growth (12.5% of the total award or weighted at 25% of the performance portion of the award): measures compounded annual growth rate of new business signings total contract value over 2016 ; (iii) Cost Transformation – Real Estate and G&A (12.5% of the total award or weighted at 25% of the performance portion of the award): measures costs savings from real estate and G&A; and (iv) Cost Transformation – Information Technology (12.5% of the total award or weighted at 25% of the performance portion of the award): measures cost savings from information technology. Potential adjustments for all SIG performance metrics include non-recurring events, such as mergers, acquisitions and divestitures, discontinued operations and reorganizations of lines of business.

Only the portions of the ELTIP and SIG awards subject to performance measures are intended to qualify for the performance-based compensation exception of Section 162(m) of the Internal Revenue Code. Awards under the ELTIP and SIG will be awarded pursuant to the form of Restricted Stock Award Agreement Pursuant to Conduent Incorporated Performance Incentive Plan, form of Performance Share Award

Agreement Pursuant to Conduent Incorporated Performance Incentive Plan (ELTIP) and form of Performance Share Award Agreement Pursuant to Conduent Incorporated Performance Incentive Plan (SIG), which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Form of Restricted Stock Award Agreement Pursuant to Conduent Incorporated Performance Incentive Plan

10.2	Form of Performance Share Award Agreement (ELTIP) Pursuant to Conduent Incorporated Performance Incentive Plan

10.3	Form of Performance Share Award Agreement (SIG) Pursuant to Conduent Incorporated Performance Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

	By:	/s/ J. Michael Peffer
	Name:	J. Michael Peffer
Date: March 29, 2017	Position:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Restricted Stock Award Agreement Pursuant to Conduent Incorporated Performance Incentive Plan

10.2	Form of Performance Share Award Agreement (ELTIP) Pursuant to Conduent Incorporated Performance Incentive Plan

10.3	Form of Performance Share Award Agreement (SIG) Pursuant to Conduent Incorporated Performance Incentive Plan